Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other reporting persons of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, $0.001 par value, of Perma-Fix Environmental Services, Inc. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of January 2023.

HEARTLAND ADVISORS, INC.

By:      /s/ Vinita K. Paul

Name: Vinita K. Paul

Title:    Vice President, Chief Compliance Officer,

 General Counsel and Secretary

HEARTLAND HOLDINGS, INC.

By:      /s/ Vinita K. Paul

Name: Vinita K. Paul

Title:    Vice President, General Counsel and

 Secretary

WILLIAM R. NASGOVITZ

By:      /s/ Vinita K. Paul

Name: Vinita K. Paul

Title:    Attorney in Fact for William R. Nasgovitz

(Pursuant to Power of Attorney Filed Herewith)